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                                                                    EXHIBIT 10.4

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
              WM
    Wayne Mascia Associates              3945 Freedom Circle, Suite 350, Santa Clara, California
COMMERCIAL REAL ESTATE SERVICES                  Phone (408) 970-9400 - Fax (408) 970-0648
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                                   SUBLEASE

1.   PARTIES

     This Sublease is entered into this 9/th/ day of April, 1999 by and between Zuken-Redac, Inc., a California Corporation, hereafter referred to as "Subleasor" and Softlink, Inc., a California Corporation hereinafter referred to as "Sublessee", as Sublease under the Master Lease dated May 15, 1997 entered into by Koll/Intereal Bay Area, a California Partnership as Lessor, and Sublessor under this Sublease as Lessee; a copy of the Master Lease is attached hereto as Exhibit "A".

2.   PREMISES

     Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Premises together with the appurtenances, situated in the City of Santa Clara, State of California, commonly known and described as 2041 Mission College Blvd., Suite 259.

3.   TERM

     The term of this Sublease shall commence on the 1/st/ day of May, 1999, and terminate on the 21/st/ day of August, 2000.

4.   RENTAL

     Subleasee shall pay to Sublessor as rental the sum of Four Thousand Nine Hundred Twenty and no/100's Dollars ($4,920.00) per month in advance on the 1/st/ day of each month in lawful money of the United States of America, commencing on the 1/st/ day of May, 1999.

     4.1  Operating Expenses

          Sublessee shall pay to Sublessor, in addition to monthly rent, Sublessee's pro rata share of monthly operating expenses as required my Master Lessor in paragraph (6.) of Master Lease.

5.   POSSESSION

     Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Subleassor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease of the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligation thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth above.

6.   SECURITY DEPOSIT

     Sublessee shall deposit with Sublessor upon the execution hereof $4,920.00 as security for Sublessee's faithful performance of Sublessee's obligation hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Subleassor may suffer thereby.

     If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not heretofor been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee's at the expiration of the term hereof, and within 21 days after Sublessee has vacated the premises.
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7.   USE

     Sublessee shall use the premises for General Office Use.

8.   PROVISIONS CONSTITUTING SUBLEASE

     a. This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A" and Sublessee shall assume and perform the obligations of the Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith any liability of Sublessor to Sublessee.

     b. All of the terms and condition contained in the Master Lease are incorporated herein except for paragraphs ____ as terms and conditions of this Sublease (with each reference therein to Lessor and lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

9.   ASSIGNMENT OF SUBLEASE

     Sublessee shall not assign this Sublease or any interest therein nor sublet the demised premises or any part thereof or any right or privilege appurtenant thereto no permit the occupancy or use of any part thereof by any person without the written consent of Sublessor Master Lessor. Any assignment further subleting, occupancy or use without the prior written consent of the Sublessor shall at the option of the Sublessor terminate this Sublease.

10. Upon execution of this Sublease, Sublessor shall pay Wayne Mascia Associates, a licensed real estate broker, fees set forth a separate agreement between Sublessor and Broker.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease in duplicate.

DATED:_____________________             DATED:____________________

/s/                                     /s/
---------------------------             --------------------------
Sublessor                               Sublessee

---------------------------             --------------------------
Sublessor                               Sublessee

CONSENT TO SUBLEASE

Without releasing Lessee in the Master Lease from the obligations hereunder, the undersigned hereby consents to the foregoing Sublease provided that this consent shall not be construed as a consent to any further subleting.

DATED:_____________________                 ____________________________________
                                            Master Lessor under the Master Lease